Exhibit 99.1

RADIATION THERAPY SERVICES HOLDINGS, INC.

PRESS RELEASE

Contact:	Investors:
Bryan J. Carey	Amy Glynn/Nick Laudico
Chief Financial Officer	The Ruth Group
(239) 931-7281	646-536-7023 / 7030
bcarey@rtsx.com	aglynn@theruthgroup.com
nlaudico@theruthgroup.com

Radiation Therapy Services Announces Launch of Financing to Support Strategic Growth Plans

FORT MYERS, Florida, April 23, 2012 — Radiation Therapy Services Holdings, Inc. (“Radiation Therapy Services” or the “Company”) today announced that its wholly-owned subsidiary, Radiation Therapy Services, Inc. (“RTSI”), intends to offer $335.0 million in aggregate principal amount of its new senior secured second lien notes due 2017 (the “Notes”).  In connection with the Notes offering, RTSI also expects to enter into a new revolving credit facility (the “New Revolving Facility”), which it expects will allow for up to $150 million in borrowings and will have a 4.5 year maturity.  The Notes will be fully and unconditionally guaranteed, jointly and severally, on a second lien senior secured basis by the Company and by each domestic subsidiary of RTSI that is a guarantor under the New Revolving Facility.  The Notes and the guarantees will be the senior obligations of RTSI and the guarantors and will be secured on a second-priority basis by a lien on substantially all of the assets of RTSI and the guarantors, subject to certain exceptions.  Net proceeds from the sale of the Notes are anticipated to be used to repay or refinance a portion of RTSI’s existing senior secured revolving credit facility and the Term Loan B portion of its senior secured credit facilities, to pay fees and expenses related to the notes offering and for general corporate purposes.  The exact terms and timing of the Notes offering and entry into the New Revolving Facility will depend upon market conditions and other factors.  The consummation of the Notes offering and our entry into the New Revolving Facility are each contingent upon the concurrent occurrence of the other.

The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Radiation Therapy Services Holdings, Inc.

Radiation Therapy Services is a leading provider of advanced radiation therapy and other clinical services to cancer patients primarily in the United States and Latin America. The Company’s core line of business is offering a comprehensive range of radiation treatment alternatives, where it focuses on delivering academic quality, cost-effective patient care in a personal and convenient community setting.  In total, the Company operates 127 treatment centers, including 96 centers located in 16 U.S. states, strategically clustered in 28 local markets. The Company also operates 30 centers located in South America, Central America, Mexico and the Caribbean, and 1 center located in India.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives, including, but not limited to, RTSI’s proposed Notes offering, entry into its New Revolving Facility, and the Company’s expected financial results and estimates for the first quarter of 2012 and other periods.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to reductions in Medicare reimbursement, healthcare reform, decreases in payments by managed care organizations and other commercial payers and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

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